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                                                                    Exhibit 23.2

                         Consent of Hausser + Taylor LLP


                CONSENT AND REPORT OF INDEPENDENT PUBLIC ACCOUNTANT




We hereby consent to the use in this Registration Statement of our report which has a primary date of May 28, 1999, relating to the consolidated financial statements of North Coast Energy, Inc. and subsidiaries, and to the reference to our Firm under the caption "Experts."

HAUSSER + TAYLOR LLP


/s/ Hausser + Taylor LLP


Cleveland, Ohio
July 1, 1999